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Exhibit 10.1

MODIFICATION TO COMPENSATION ARRANGEMENTS
WITH
KEVIN S. NOLAND

On November 1, 2005, the Compensation Committee of the Board of Directors of the Company approved an annual salary in the amount of $225,000 to be paid to Kevin S. Noland, President, Chief Operating Officer and Corporate Secretary of the Company, effective November 1, 2005. Such annual salary shall be paid in accordance with the Company's customary salary payment practices.

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  Exhibit 10.1
MODIFICATION TO COMPENSATION ARRANGEMENTS WITH KEVIN S. NOLAND